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                                                                    EXHIBIT 12.1

                          ALLIED WASTE INDUSTRIES, INC.
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)

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                                                      For the Nine
                                                      Months Ended
                                                      September 30,
                                                         2002
                                                       ---------
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Fixed Charges:
  Interest expenses ...........................        $ 649,743
  Interest capitalized ........................           16,947
                                                       ---------
   Total interest .............................          666,690
  Interest component of rent expense ..........            6,843
  Interest expense of consolidated subsidiaries                0
  Dividend expense ............................           57,771
                                                       ---------
Total fixed charges ...........................        $ 731,304
                                                       =========

Earnings:
  Income (loss) from continuing operations
  before income taxes .........................        $ 289,452
  Plus: fixed charges .........................          731,304
  Less:  interest capitalized .................          (16,947)
  Less: dividend expense ......................          (57,771)
                                                       ---------
   Total earnings (loss) ......................        $ 946,038
                                                       =========

Ratio of earnings to fixed charges and
 preferred stock dividends ....................             1.29
                                                       =========
Ratio of earnings to fixed charges ............             1.40
                                                       =========
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